UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Denny’s Corporation

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FOR IMMEDIATE RELEASE

Investor Contact
Enrique Mayor-Mora: 877-784-7167, or
Bruce Goldfarb/ Steve Balet/ Pat McHugh, Okapi Partners:  212-297-0720

Media Contact
Michael Fox, ICR - 203-682-8218

Denny’s Expresses Serious Concern Over Dissident Attacks on Company Franchisees

Spartanburg, SC – May 17, 2010 – Denny’s Corporation (NASDAQ: DENN) commented on the Denny’s Franchisee Association’s (DFA) intended litigation against the dissident hedge funds currently waging a proxy contest against the Company. The litigation, which results from the dissidents obtaining and distributing confidential DFA documents, comes after the dissidents have directly attacked the Denny’s franchisee community and actively undermined its leadership, to the significant detriment of the Company and the Denny’s brand.

Debra Smithart-Oglesby, Denny’s Board Chair, stated, “As an eighty-five percent franchised restaurant company, Denny’s success is completely intertwined with the success of its franchise partners and it is critical that we have a strong and trusting relationship with them.  The dissidents’ tactics have more than crossed the line and done significant harm to that relationship and they now threaten to do serious damage to the Company and its prospects moving forward.”

To elect the Denny’s nominees, we urge all stockholders to sign and return the WHITE Proxy whether or not you have already returned a gold proxy sent to you by the dissidents.  Denny’s urges all stockholders NOT to sign or return any gold proxy sent to you by the dissidents. Instead, Denny’s Board recommends that you use the WHITE Proxy and vote by mail or if you own your shares through a bank or a broker, you may vote by telephone or Internet.

If you have already returned the gold proxy, you can effectively revoke it by voting the WHITE Proxy.  Only your latest-dated proxy will be counted.

Please remember to vote the WHITE CARD in advance of the Company’s annual meeting on May 19, 2010.

About Denny’s

Denny’s is one of America’s largest full-service family restaurant chains, consisting of 1,318 franchised and licensed units and 233 company-owned units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

Important Additional Information

The Company has filed with the Securities and Exchange Commission ("SEC") and mailed to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company's definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions. Stockholders may obtain copies of the Company's definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2010 Annual Meeting of Stockholders free of charge at the SEC’s website at www.sec.gov, or on the Company's website at www.dennys.com. The Company, its directors and officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2010 Annual Meeting of Stockholders. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in the Company's definitive proxy statement filed with the SEC on April 8, 2010.